UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2006

AURELIO RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50931

(Commission File Number)

33-1086828

(IRS Employer Identification No.)

5554 South Prince Street, Suite 209, Littleton, CO 80120

(Address of principal executive offices and Zip Code)

(303) 797-3137

Registrant's telephone number, including area code

Suite 1802, 888 Pacific Street, Vancouver, British Columbia, V6Z 2S6, Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to conduct exploration programs on our properties, our ability to locate mineral resources or reserve on our properties, our ability to make option payments on the Gavilanes property, our ability to complete the acquisition of Hope Mining and Milling Company, and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 5, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Aurelio Resource Corporation, our wholly owned subsidiary, Aurelio Resources Inc. and our 98% owned subsidiary, Minera Milenium S.A. de C.V.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 17, 2006 we completed the acquisition of all the issued and outstanding common stock of Aurelio Resources Inc. pursuant to a share purchase agreement dated April 27, 2006, as amended on June 9, 2006, and further amended July 13, 2006, and on July 21, 2006. Aurelio Resources Inc. is a privately-owned Colorado corporation engaged in mineral exploration.

Since we acquired all of the issued and outstanding common stock of Aurelio Resources Inc., we have indirectly acquired a 100% interest in 13 mining claims on a property located in southeastern Arizona (the “Hill Copper Property”). We also acquired an option to earn a 100% interest in 3 mining claims/concessions covering approximately 100 hectares, in Durango, Mexico (the “Gavilanes Property Option”). For further details of our property, please see the section entitled “Description of Our Mineral Properties” beginning on page 12.

Our company has 31,401,500 common shares issued and outstanding as of August 16, 2006 immediately prior to the issuance of 10,000,000 shares in connection with the closing of the share purchase transaction and cancellation of the 12,965,000 common shares held by our former director. The shareholders of Aurelio Resources Inc. now own 10,000,000 shares of our company’s common stock, representing approximately 35.17% of the issued and outstanding shares of our company after closing of the share purchase transaction.

Item 3.02 Unregistered Sales

On August 17, 2006, we issued 10,000,000 shares of our common stock to the shareholders of Aurelio Resources Inc. in exchange for all of the issued and outstanding common shares of Aurelio Resources Inc.

The 10,000,000 shares of our common stock issued to the former shareholders of Aurelio Resources Inc. were issued pursuant to an exemption from registration as set out under Rule 506 of Regulation D to both accredited and non-accredited investors and pursuant to an exemption from registration as set out under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

Item 5.01 Change in Control

A change in control of our company occurred as a result of the transaction completed in accordance with the share purchase agreement we entered into with Aurelio Resources Inc. and its shareholders dated April 27, 2006, as amended on June 9, 2006, and further amended July 13, 2006, and on July 21, 2006.

As a part of the transaction completed, Paul Fong and Patrick McGrath returned 12,965,000 shares of our common stock held by them to us for cancellation on August 17, 2006. After giving effect to the share purchase transaction, including the cancellation of the 12,965,000 common shares and the issuance of 10,000,000 common shares to the former shareholders of Aurelio Resources Inc., we now have 28,436,500 common shares issued and outstanding.

As a part of the transaction completed, Dr. Frederik Warnaars exchanged 6,800,000 common shares of Aurelio Resources Inc. for 6,800,000 common shares of our common stock, constituting 23.91% of our issued and outstanding common stock. Our former control group of Paul Fong and Patrick McGrath now own 35,000 shares of our common stock, constituting only 0.12% of our issued and outstanding common stock.

Item 5.02 Departure, Re-election and Appointment of Directors and Officers

Effective August 17, 2006, our former directors Paul Fong and Patrick McGrath both resigned from our board of directors and from every office with our company they held. Also effective August 17, 2006, Dr. Frederik Warnaars, Stephen Doppler and David C. Jonson were appointed to our board of directors. Dr. Frederik Warnaars was appointed as our President and Chief Executive Officer, Stephen Doppler was appointed as our Corporate Secretary and David C. Jonson was appointed Vice President of Exploration.

Because we have acquired all of the common stock of Aurelio Resources Inc., we plan to undertake increased exploration operations on our existing properties and on those properties held by Aurelio Resources Inc. Accordingly, we include in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10-SB.

We are an exploration stage resource company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 10.

TABLE OF CONTENTS                                                                                                                                                  Page

EXECUTIVE SUMMARY	5
RISK FACTORS	5
CORPORATE HISTORY	10
DESCRIPTION OF OUR BUSINESS	10
DESCRIPTION OF OUR MINERAL PROPERTIES	12
COMPETITION	26
COMPLIANCE WITH GOVERNMENT REGULATION	26
RESEARCH AND DEVELOPMENT	27
INTELLECTUAL PROPERTY	27
MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	27
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.	32
DESCRIPTION OF PROPERTY	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
DIRECTORS AND EXECUTIVE OFFICERS	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	39
LEGAL PROCEEDINGS	39
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.	39

EXECUTIVE SUMMARY

On August 17, 2006 we completed our acquisition of all of the issued and outstanding common stock of Aurelio Resources Inc., a privately-owned Colorado corporation engaged in mineral exploration, pursuant to an agreement we entered into with Aurelio Resources Inc. and its shareholders dated April 27, 2006, as amended on June 9, 2006 and further amended July 13, 2006 and on July 21, 2006.

Aurelio Resources Inc. was incorporated pursuant to the laws of the State of Colorado on August 17, 2005. Its business objective has been to discover, acquire and explore advanced stage properties or properties with a limited resource base capable of being expanded. Aurelio Resources Inc. owns a 100% interest in 13 mining claims on a property located in southeastern Arizona and an option to earn a 100% interest in 3 mining claims/concessions in Durango, Mexico. In the next 12 months, we plan to increase our exploration activities beyond those on our current property located in Alaska to those properties held by Aurelio Resources Inc.

As a result of the share purchase transaction, Aurelio Resources Inc. is now a wholly-owned subsidiary of our company. Furthermore, Dr. Frederik Warnaars, Steve Doppler and David C. Jonson have joined our board of directors and each brings substantial relevant experience to our company.

For further details on our new management team, please see the section on Directors and Executive Officers beginning on page 35.

RISK FACTORS

Shares of our common stock are speculative, especially since we are in the exploration-stage of our new business. We operate in a volatile sector of business that involves numerous risks and uncertainties. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Prospective investors should consider carefully the risk factors set out below.

Risks Related To Our Business

1.         Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims. If this happens, our business will likely fail.

2.            Because of the speculative nature of exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals.

We plan to conduct mineral exploration on our mineral properties. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish that commercially exploitable reserves of minerals exist on our property. Additional potential problems that may prevent us from discovering any reserves of minerals on our property include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of minerals on our property our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

3.           Because our mineral properties are without known mineral reserves and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in our company.

Our securities must be considered highly speculative, generally because of the nature of our business and our early stage of exploration. Our mineral properties are in the exploration stage only and are without known deposits of minerals. Accordingly, we have not generated revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and exploiting mineral reserves or selling the rights to exploit those mineral reserves. The likelihood of any of our mineral properties containing valuable and commercially exploitable minerals is extremely remote. In all probability, our mineral properties do not contain any reserves and any funds that we spend on exploration will be lost. We may never discover mineral resources in our mineral properties or any other area, or we may do so and still not be commercially successful if we are unable to exploit those resources profitably or earn revenues from selling the rights to exploit any mineral resources we discover. We may not be able to operate profitably and may have to cease operations, the price of our securities may decline and investors may lose all of their investment in our company.

4.            Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

5.            The potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

6.           Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, provincial, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted, and no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, provincial, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

7.           As we face intense competition in the mineral exploration industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

Our mineral properties are in Alaska, Arizona and Mexico and our competition there includes large, established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may have to compete for financing and be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

Risks Associated With Our Company

8.            We have a history of losses and have a deficit, which raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our incorporation and we will continue to incur operating expenses without revenues until we are in commercial deployment. Our net loss from inception February 19, 2004 to February 28, 2006 was $94,133. We had cash in the amount of $8,167 as of February 28, 2006. We currently do not have any operations and we have no income. We estimate our average monthly operating expenses to be approximately $190,000 each month. We cannot provide assurances that we will be able to successfully explore and develop our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements, dated July 19, 2005. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

9.            Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our properties and to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the exploration of our mineral claims are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

10.         Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations. We have never had significant operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our properties or selling the rights to exploit those mineral reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Risks Associated With Our Common Stock

11.         We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

12.         Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standard risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

CORPORATE HISTORY

Aurelio Resource Corp.

We were incorporated in the State of Nevada on February 19, 2004 under the name Furio Resources Inc. We are an exploration stage company engaged in the exploration of mineral properties and we plan to acquire additional mineral properties to explore from time to time. We have focused our efforts since incorporation on acquiring mineral properties and carrying out exploration activities on those mineral properties.

We changed our name to Aurelio Resource Corp. effective June 16, 2006 and effected a six and one-half (6.5) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 487,500,000 shares of common stock with a par value of $0.001.

Aurelio Resources Inc.

Aurelio Resources Inc. is an early stage exploration company engaged in the acquisition and exploration of mineral properties. Aurelio Resources Inc. was incorporated pursuant to the laws of the State of Colorado on August 17, 2005. Its business objective has been to discover, acquire and explore advanced stage properties or properties with a limited resource base capable of being expanded. An advanced stage property is a property where sufficient exploration and development has been undertaken that a potentially economic deposit has been identified.

On August 26, 2005, Aurelio Resources Inc. acquired from Minera Holmex S.A. de C.V. an option to acquire a 100% undivided interest in 3 mining claims/concessions covering approximately 1,000 hectares in Durango, Mexico (see the “Gavilanes Option” below). Aurelio Resources Inc. assigned the Gavilanes Option to its 98% owned Mexican subsidiary, Minera Milenium S.A. de C.V. On July 5, 2006, Aurelio Resources Inc. transferred its 98% interest in Mineral Milenium S.A. de C.V. to our company in contemplation of the completion of our acquisition of all of the issued and outstanding shares of Aurelio Resources Inc.

On September 7, 2005, Aurelio Resources Inc. acquired from David C. Jonson his interest in the MAN #1-6 unpatented mining claims in Hill Copper, Cochise County, Arizona. On October 3, 2005, Aurelio Resources Inc. further acquired from David C. Jonson his interest in the MAN #7-13 unpatented mining claims in Cochise County, Arizona (see the “Hill Copper Property” below). We consider both the Hill Copper Property and the Gavilanes Property to be advanced stage properties.

DESCRIPTION OF OUR BUSINESS

On August 17, 2006 we completed the acquisition of all of the issued and outstanding common stock of Aurelio Resources Inc., a privately-owned Colorado corporation engaged in mineral exploration and development. As a result of our acquisition, we have indirectly acquired all of the assets held by Aurelio Resources Inc. In particular, we have acquired properties in Arizona, and a 98% interest in Minera Milenium S.A. de C.V., a company incorporated in Mexico which holds an option to acquire a 100% interest in a property in Mexico. The assets held by Aurelio Resources Inc. are described below under “Description of Our Properties”.

Aurelio Resources Inc. did not have a business relationship with our company. Our new directors were all directors of Aurelio Resources Inc. Dr. Frederik Warnaars, our President, Chief Executive Officer and a director, and Stephen Doppler, our Vice-President of Exploration and a director, were responsible for acquiring the Hill Copper Property for Aurelio Resources Inc. Dr. Frederik Warnaars, Stephen Doppler and David C. Jonson will remain directors and officers of Aurelio Resources Inc. for the foreseeable future. We anticipate that our subsidiary will eventually be merged with our company.

We are an exploration stage company engaged in the exploration of mineral properties and we may also, from time to time, acquire additional mineral properties to explore. Prior to the completion of the acquisition of Aurelio Resources Inc., we had a 100% interest in twenty-five mineral claims, subject to a 3% net proceeds interest to the State of Alaska (the “Alaska Property”). Upon our the completion of our acquisition of Aurelio Resources Inc., we now have, in addition to the Alaska Property, 100% rights to mineral exploration and development in 13 mining claims in Arizona, and an option to earn a 100% interest in the mineral exploration and development of 3 mining claims/concessions covering approximately 1,000 hectares, in Durango, Mexico. We intend to explore these properties with a view to exploiting any mineral deposits we discover or selling or otherwise assigning the rights to do so.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Mineral property exploration is typically conducted in phases. Before it is carried out, each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have only recently commenced the initial phase of exploration on our Alaska Property and have not yet begun exploration of the properties held by Aurelio Resources Inc., our subsidiary. Once we complete a phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on each of our properties in order to ascertain whether any possess commercially exploitable quantities of minerals. There can be no assurance that such mineral deposits exist on any of our properties.

Even if we complete our proposed exploration programs on our properties and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable mineral deposit.

We are interested in exploring for minerals such as copper, gold, silver and uranium on our properties but we are not restricting our exploration to any one type or select types of minerals. We may also seek to acquire other properties for mineral exploration in the United States, Mexico, Latin America or elsewhere.

Our objective is to pursue deposits of any type of mineral and to develop, sell or otherwise assign the rights to develop the properties if and when any commercially viable deposits of minerals are found on our properties.

DESCRIPTION OF OUR MINERAL PROPERTIES

Glossary of Geologic and Mining Terms

“airborne geophysical surveys” are the search for mineral deposits by measuring the physical property of near-surface rocks through the use of an airplane or helicopter in order to detect unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured;

“andesite” is a type of dark coloured, fine-grained volcanic rock;

“anomalous” means either a geophysical response or a rock, stream silt, or soil sample assay value that is greater than the average background value;

“breccia” means a coarse-grained rock, composed of rounded to angular rock fragments held together by a finer-grained matrix;

“dacite” is a type of fine-grained extrusive rock;

“drilling” involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths.  Pieces of the rock obtained, known as drill core, are analysed for mineral content;

“electromagnetic surveys” involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration;

“felsic” describes an igneous rock having abundant light coloured minerals;

“geophysics” is the study of physical properties of rock and minerals;

“geochemistry” is the study of chemical properties of rocks;

“igneous rock” means a rock formed by the cooling of molten rock either underground or at the surface of the earth;

“induced polarization (“IP”) survey” is an electrical survey method that measures the resistivity and chargeability of rock which may be a result of sulphide content of the rock;

“intrusive” rock means an igneous rock formed by the cooling of igneous rock, that when in the molten or partially molten stage, penetrated into or between other rocks, but cooled beneath the surface;

“magnetic surveys” involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as “pyrrhotite, hematite and magnetite”: These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

“metasediment” refers to metamorphosed sedimentary rock;

“ore” is a mixture of minerals from which at least one metal can be extracted at a profit;

“orebody” means a continuous well-defined mass of material containing enough ore to make extraction economically feasible;

“porphyry” means an igneous rock of any composition that contains conspicuously large mineral crystals set in a finer-grained ground mass;

“pyrite” is an iron sulfide;

“pyritization” means a rock impregnated with pyrite; and

“vein” means a mineral filling of a fault or fracture in the host rock, typically in tabular or sheet-like form.

Lake Iliamna Property, Alaska

By mineral staking in March 2004, we have acquired 100% interest in twenty-five mineral claims, subject to a 3% net smelter royalty to the State of Alaska on production on state lands. The staking was originally executed by Alaska Earth Resources, Inc., an Alaska geological company, acting as our agent. Shortly thereafter, we filed our certificate of authority to do business in the state of Alaska and the ownership of the claims was transferred from Alaska Earth Resources, Inc. to us. The mineral claims are located approximately 7.5 miles northwest of Lake Iliamna which is 215 miles south-west of Anchorage, Alaska. Each mineral claim entitles us to one quarter section of property reserved for mineral exploration that consists of 160 acres. The total area of the twenty-five mineral claims is approximately 4,000 acres or 6.25 square miles. The mineral claims are in good standing with the State of Alaska through to September 1, 2006.

Phase one of our mineral exploration work program was completed in May 2005, and consisted of an induced polarization and ground magnetic survey. The program took approximately ten days to complete and was estimated to cost approximately $30,000. Due to higher than expected costs for mobilization, demobilization and labor, we revised our estimated costs of phase one to approximately $34,000. Our consulting geophysics firm has recommended that the we repeat certain portions of the induced polarization survey conducted in phase one to gather better data before making a decision to move to phase two. However, our ability to continue exploration of the mineral claims will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility of future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Recording of the Mineral Claims

The mineral claims consist of twenty-five mineral claims located in the Iliamna Lake area of Alaska. The mineral claims have the following legal description:

Table 1: Lake Iliamna Property, Alaska Claims

Name of Mining Claim	ADL Number	Meridian	Expiry Date
Fur 1	644524	Seward	September 1, 2006
Fur 2	644525	Seward	September 1, 2006
Fur 3	644526	Seward	September 1, 2006
Fur 4	644527	Seward	September 1, 2006
Fur 5	644528	Seward	September 1, 2006
Fur 6	644529	Seward	September 1, 2006
Fur 7	644530	Seward	September 1, 2006
Fur 8	644531	Seward	September 1, 2006
Fur 9	644532	Seward	September 1, 2006
Fur 10	644533	Seward	September 1, 2006
Fur 11	644534	Seward	September 1, 2006
Fur 12	644535	Seward	September 1, 2006
Fur 13	644536	Seward	September 1, 2006
Fur 16	644539	Seward	September 1, 2006
Fur 17	644540	Seward	September 1, 2006
Fur 18	644541	Seward	September 1, 2006
Fur 19	644542	Seward	September 1, 2006
Fur 20	644543	Seward	September 1, 2006
Fur 21	644544	Seward	September 1, 2006
Fur 22	644545	Seward	September 1, 2006
Fur 23	644546	Seward	September 1, 2006
Fur 24	644547	Seward	September 1, 2006
Fur 25	644548	Seward	September 1, 2006
Fur 35	644558	Seward	September 1, 2006
Fur 36	644559	Seward	September 1, 2006

In order to maintain our mineral claims in good standing, we must make payment to the State of Alaska of an annual rental fee of $100 per quarter section, or $2,500 in total for our twenty-five mineral claims, to keep our claims in good standing. This payment is for claims owned as of the 1st of every September and is payable within ninety days or the 30th of every November. We must make a payment of $2,500 to the State of Alaska by November 30, 2006, or we will lose our mineral claims.

In addition, we must complete annual labour or exploration expenditures on the mineral claims and file confirmation of work with the applicable mining recording office of the State of Alaska. Currently, exploration work with a minimum value of $400 per quarter section (or mineral claim) is required before the 1st of every September with the exception of the year the mineral claims are staked. Our claims encompass twenty-five quarter sections so our commitment for exploration expenditures with the State of Alaska for the current year is $10,000. During the year ended May 31, 2006, we believe we met the $10,000 work commitment as required by the State of Alaska to keep the claims in good standing by virtue of the work performed in the previous year.

If we fail to make and file the work expenditures or make the appropriate payments to the State of Alaska, we will lose all interest in the mineral claims.

Location and Access

Our Alaska property is located 7.5 miles north-west of Lake Iliamna which is 215 miles southwest of Anchorage, Alaska. This property is thirty-two miles west of the town of Iliamna which has a paved commercial airport, general store, and lodge facilities. There are several float plane carriers in the area that may be used for an exploration fly camp support. Float planes can land on lakes in or near our property. There are no roads in the area outside the immediate vicinity of Ilamna. Our Alaska property can be accessed by snow machine in the winter and by all terrain vehicles in the summer. To date, we have not discovered an economically viable mineral deposit at the Lake Iliamna Property, and there is no assurance that we will discover one.

Physiography and Climate

Our claims occupy a relatively flat plateau at an elevation of 600-750 feet above sea level that is underlain by glacial outwash. There are no trees and vegetation is sparse consisting of grasses, moss, lichen, and some alder.

Technical Information Regarding the Property

The mineral property is the subject of a geological report prepared by William T. Ellis, B.Sc., Certified Professional Geologist, dated May 15, 2004. The following description of the mineral property is summarized from Mr. Ellis’s report. There is no relationship between Mr. Ellis and us, our officers, our directors or our affiliates. In addition, the mineral property is subject of a geophysical report prepared by Shawn Rastad, B. Sc., and Syd Visser, B.Sc., P. Geo., dated June 2005. The geophysical report is a summary of the induced polarization survey and ground magnetic survey performed in May 2005. There is no relationship between Mr. Rastad, Mr. Visser and us, our officers, our directors or our affiliates.

History and Previous Work

Very little surface mapping or sampling has been completed on our mineral claims. An airborne magnetic survey was flown over the claim area in 2000 by a third party and a brief follow-up geologic reconnaissance was completed by them. That magnetic survey data was published as an open file report by the United States Geological Survey in January 2004 allowing the public to view the data. There is no regional geochemistry in the area except for very wide-spaced National Uranium Resource Evaluation data of which only one stream sample was taken within the claim group.

Conclusions and Recommendations of the Geological Report

Mr. Ellis’s geological report recommended a phase one exploration work program on the property that included a four line reconnaissance ground magnetic survey to define targets for further work.  The proposed north-west trending lines were to be approximately 1.5 to 2 miles long and spaced approximately three quarters of a mile apart. A budget of $30,000 was estimated for phase one and it was expected to take approximately two weeks to complete.

Recent Exploration Activities on the Alaska Property

In late May 2005, we conducted the phase one exploration work on the mineral claims consisting of an induced polarization survey and a ground magnetic survey as recommended in Mr. Ellis’s report. The cost of the program was approximately $34,000, which exceeded our initial estimate by $4,000. The increase was a result of higher than expected costs for mobilization, demobilization and labor. The work program commenced in mid May 2005 and lasted approximately ten days.

We commissioned a report on the results of phase one from a consulting geophysics firm. The report stated the induced polarization survey encountered various ground conditions resulting in varying degrees of quality data. There were features of interest on several of the IP lines surveyed but no conclusive evidence can be obtained from the acquired chargeability readings. The combined affects of poor weather conditions, a possible frost layer and the existence of a highly resistive overburden resulted in very low voltage potential.

Our consulting geophysics firm has recommended that the we repeat certain portions of the induced polarization survey conducted in phase one to gather better data before making a decision to move to phase two. We have determined to accept this recommendation and we plan to repeat certain portions of the induced polarization survey during 2006 or 2007. The cost to repeat Phase I is budgeted at $35,000.

Future Exploration Activities on the Alaska Property

Our board of directors will make a determination whether to proceed with phase two of the exploration program upon completion of phase one of the exploration program by the geologist and the review of the results of phase one. In completing this determination, we will make an assessment as to whether the results of phase one are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed with phase two of the exploration program. This assessment will include an assessment of the market for financing of junior mineral exploration projects at the time of our assessment.

Phase two will consist of detailed follow-up geological mapping and prospecting of the claim area, with grid controlled geochemical and geophysical surveys as required to cover areas of specific interest as identified in phase one. Phase two is intended to identify the geological environment underlying the mineral claims and a detailed mineralization map to scale should be produced. A geologist and a camp consisting of four crew members will conduct a field program. Under the supervision of the geologist, the crew will collect sediment samples for geochemical analysis on the areas of interest identified in phase one. This field work is expected to take place over a two week period and the analysis of the sediment samples is expected to take an additional three to four weeks. This level of surveying and sampling will provide a higher level of reconnaissance information for the mineral claims. Phase two will also include an updated geological report with an independent analysis and recommendation on the mineral claims. Phase two is expected to take approximately six weeks to complete and it is planned for the summer of 2007. A budget of $23,000 is estimated for phase two and the components are as follows:

Table 2: Budget of Lake Iliamna Property, Alaska

Phase II	Estimated Cost
Geological mapping and report	$10,000
Reconnaissance stream, grid rock and 200 samples	$10,000
Camp cost and logistical support – 14 days with 4 men	$3,000
Phase II Total	$23,000

Again, our board of directors will make a determination whether to proceed with the next phase of the exploration program upon completion of phase two. In completing this determination, we will make an assessment as to whether the results are sufficiently positive to enable us to achieve the financing that would be necessary for us to proceed. The next phase of the exploration program would likely be comprised of a small drill program and a geological interpretation of the results of the drilling program. The drilling program would require access to the site of the mineral claims with drilling equipment, the issuance of a work permit and the posting of a bond. The estimated cost of completion of this phase of the exploration program is approximately $250,000. This phase is expected to take approximately eight to ten weeks to complete and it is planned for the summer of 2008. Positive drilling results at this phase could indicate zones of mineralization but will not indicate, in any way, mineral reserves.

Hill Copper Property, Arizona

Our wholly-owned Colorado subsidiary, Aurelio Resources Inc., is the registered owner of a 100% interest in 13 mining claims on a mineral property located in southeastern Arizona (the “Hill Copper Property”). In acquiring the Hill Copper Property, we acquired thirteen unpatented lode-mining claims (covering approximately 260 acres), staked on federal lands administered by the United States Bureau of Land Management. The unpatented mining claims are identified as

MAN 1 through MAN 6, which are contiguous, and MAN 7 through MAN 13, which were staked on two occasions and which are all contiguous with one another.

The following description of the Hill Copper Property is excerpted from a report on the Hill Copper Property, Arizona, dated June 15, 2006 and prepared by David Jonson and Dr. Frederick Warnaars for Aurelio Resources Inc.

General Overview of our Arizona Mining Claims at Hill Copper Property

The Hill Copper Property consists of thirteen unpatented lode-mining claims (covering approximately 260 acres), staked on federal lands administered by the United States Bureau of Land Management. The mining claims are in good standing with all regulatory authorities, and the mining claims are properly registered at Cochise County in Bisbee and the United States Bureau of Land Management in Phoenix, Arizona. The current annual maintenance fees are $125 per mining claim due on or before August 31st of each year.

The MAN 1-6 mining claims are six contiguous unpatented mining claims (MAN 1, MAN 2, MAN 3, MAN 4, MAN 5 and MAN 6), each measuring 600 feet by 1,500 feet, staked in Section 28, Township 19 South, Range 25 East, Turquoise Mountain Quadrangle, Courtland-Gleeson Mining District, Cochise County, Arizona.

The MAN 7-13 mining claims are seven contiguous unpatented mining claims (MAN 7, MAN 8, MAN 9, MAN 10, MAN 11, MAN 12 and MAN 13), each measuring 600 feet by 1,500 feet, staked in Section 28, Township 19 South, Range 25 East, Turquoise Mountain Quadrangle, Courtland-Gleeson Mining District, Cochise County, Arizona.

Our subsidiary, Aurelio Resources Inc., has also entered into a purchase and sale agreement, dated for reference May 15, 2006, with Hope Mining and Milling Company, an Arizona corporation, concerning the acquisition by Aurelio Resources Inc. of 30 patented mining claims known as Courtland Mines and located in Turqoise Mining District, Cochise County, Arizona. The acquisition of Courtland Mines is pending and expected to be completed in August, 2006.

Recording of the Mineral Claims

The mineral claims comprising the Hill Copper Property have the following legal description:

Table 3: Hill Property Claims

Claim Name	Serial Number	Registered Owner
MAN 1	AMC 364635	Aurelio Resources Inc.
MAN 2	AMC 364636	Aurelio Resources Inc.
MAN 3	AMC 364637	Aurelio Resources Inc.
MAN 4	AMC 364638	Aurelio Resources Inc.
MAN 5	AMC 364639	Aurelio Resources Inc.
MAN 6	AMC 364640	Aurelio Resources Inc.
MAN 7	AMC 367982	Aurelio Resources Inc.
MAN 8	AMC 367983	Aurelio Resources Inc.
MAN 9	AMC 367984	Aurelio Resources Inc.

MAN 10	AMC 367985	Aurelio Resources Inc.
MAN 11	AMC 367986	Aurelio Resources Inc.
MAN 12	AMC 367987	Aurelio Resources Inc.
MAN 13	AMC 367988	Aurelio Resources Inc.

Location, Access and Property Overview

The Hill Copper Property is located on the eastern flank of the southern Dragoon Mountains, approximately 80 miles southeast of Tucson, Arizona. Access to the Hill Copper Property from Tucson is via the Dragoon turnoff on I-10 freeway, 12 miles east of Benson, then east to Arizona Highway 191, then south through Sunsites Village and the nearby ghost town of Pearce.

Aurelio Resources, Inc. is not aware of any particular environmental, political or regulatory problems that would adversely affect mineral exploration of the property.

The topography in the project area varies from flat to rolling hills with an average elevation of 4,600 feet above sea level. Vegetation in the area is sparse and is typical of a desert climate.

Mining and Exploration History

Our Hill Copper Property mining claims are located within the Turquoise Mining District covering about 15 square miles that has a long history of mining production. Modern mining for copper and turquoise commenced in the northern end of the Turquoise Mining District in 1877.

Exploration and development by the Calumet, Phelps Dodge and Great Western companies started a boom in the area in 1907, and copper production peaked in 1912. The larger mines closed by 1920, although small operators continued production until about 1932. There are at least 52 old mine workings in the Turquoise Mining District.

Mineral Exploration Company (a division of Union Oil Company) drilled its first hole at the Hill Copper deposit in 1957 and have subsequently drilled 28 more holes on a rough grid. Mineral Exploration Company later abandoned the property in 1958.

During the subsequent 27 years, eight other companies drilled a total of 247 additional holes in the Turquoise Mining District, with 53 of these on the Hill Copper Property. Only relatively small copper-zinc skarns or replacements were identified and Hill Copper was the largest of these. Near-surface oxide copper and chalcocite blankets were drilled through but generally ignored.

Mineralization

The primary and secondary mineralization are both important for the economics of a mineral deposit. The secondary mineralization is closer to the surface whereby the operating, mining and extraction costs, and initial investment are lower than the primary mineralization. Metallurgical testing is urgent, early in the development, because industry-wide copper recovery varies between 60% and 93%. The deeper primary mineralization has the best size potential whereby the economics of scale becomes essential as well as the metallurgy. There are two types pf mineralization requiring different metallurgical processes:

Primary Protore (milling required, not amenable to heap leaching)

Massive pyrite-chalcopyrite(Cu)-sphalerite (Zn)-magnetic (iron oxide) deposits, with by-products of gold and silver, occur in skarn or as replacement deposits in the highly favourable Abrigo limestone. These were the focus of historic mining operations. Lower grade, disseminated mineralization is more confined to intrusive porphyries, but is often present as well as in the Bolza quartzite and the Abrigo limestone.

Hydrothermal alteration in the wall rock typically consists of intense stockwork and pervasive silicification, along with strong sericitization and argillization to the extent that rocks in the drillcore are often unidentifiable.

Secondary enrichment (amenable to heap leaching and SX/EW recovery)

Near surface protore was later oxidized, leached and heavily iron-stained. Some limestone areas contain oxide copper minerals (malachite, azurite or turquoise) or oxide zinc minerals, like smithsonite, ZnCO3. Underlying the oxide zone is an extensive supergene blanket, containing chalcocite (Cu2S, a mineral with 79% copper) and is mainly developed in porphyry rock.

This enrichment blanket, along with the underlying protore, was later offset by numerous steep, closely spaced faults making lateral projection difficult.

The oxide deposits are the most economically attractive in the Hill Copper area because they are very close to the surface above the chalcocite blanket and could be easily mined with a very low stripping ratio. In addition, the copper values are usually higher than in the underlying blanket.

Exploration Program – Hill Copper Property

The phased exploration program for our Hill Copper Property will evaluate the mineral potential from historic mining operations, together with surface and near surface mineralization, as well as deep mineralization.

Phase I. Our objective for Phase I of the Hill Copper program, which has begun, consists of extending and consolidating our land position by staking additional claims, negotiating with private landowners and acquiring state leases. We budgeted this part of Phase I at $300,000.

In addition, we will review our extensive database of information in detail. We estimate this phase will take 90 days to complete, with a projected remaining budget cost of $110,000.

Phase II. Our board of directors will make a determination whether to proceed with Phase II of the exploration program upon completion of Phase I of the exploration program by the geologist and the review of the results of Phase I. In completing this determination, we will make an assessment as to whether the results of phase one are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed with phase two of the exploration program. This assessment will include an assessment of the market for financing of junior mineral exploration projects at the time of our assessment. Phase II will likely include, together with necessary permitting, one or more of: (a) systematic sampling and evaluation of existing data; (b) drilling of surface and/or deep underground targets to confirm the resources previously identified by other exploration companies and to test the exploration targets identified in Phase I. Budgetary requirements are uncertain until such time as a suitably detailed scope of work for the project is established from Phase I, however are likely to be in the range of $500,000, over a seven to eight month period.

Table 4: Budget Summary of Hill Copper Property

Phase I	Estimated Cost
Extending and Consolidating Land Position	$300,000
Legal and Technical	$64,000
Transportation	$6,150
Lodging and Food	$4,000
Professional Fees and Engineering	$27,500
Contingency	$8,350
Phase I Total	$410,000

Phase II	Estimated Cost
Technical, mainly drilling	$400,000
Transportation	$9,600
Lodging and Food	$6,000
Professional Fees and Engineering	$42,500
Additional Land Acquisition	$25,000
Contingency	$16,900
Phase II Total	$500,000

Gavilanes Option

We also own 98% of the issued and outstanding common shares of Minera Milenium S.A. de C.V., a company incorporated under the laws of Mexico. Minera Milenium S.A. de C.V. holds an option to earn a 100% undivided interest in certain mining claims/concessions situated in the Tamazula District, Durango, Mexico (the “Gavilanes Property”).

The Gavilanes Property consists initially of mining claims/concessions covering approximately a 100 hectares identified as title number 185397, expediente 321.1/24569 and granted by the Direcion General de Minas and inscribed with number 577, on page 145 of Volume number 251 of the General book of Mining Concessions of the Public Mines register in Mexico City, D.F.

Option Terms

Pursuant to the terms of the option agreement, dated for reference August 18, 2005, between Aurelio Resources Inc. and Minera Holmex S.A. de C.V., a company incorporated under the laws of the State of Sinaloa, Republic of Mexico, and wholly-owned by Dr. Frederik Warnaars, Aurelio Resources Inc. acquired the right to earn up to a 100% interest in the mineral exploration and development in 3 mining claims/concessions, covering approximately 1,000 hectares, in Durango, Mexico, free and clear of all charges, encumbrances and claims. Aurelio Resources Inc. assigned all of its interest in this option to its 98% owned subsidiary, Minera Milenium S.A. de C.V.

In consideration for granting the option to Aurelio Resources Inc., Aurelio Resources Inc. paid Minera Holmex an amount equal to the taxes in arrears for the years 2001 and 2002 and the aggregate sum of P$63,536 Mexican Pesos plus late payment penalties (approximately US$6,100). Aurelio Resources Inc. also paid the sum of US$5,000 to Minera Holmex S.A. de C.V. as of February 1, 2006 in accordance with the option’s provisions.

To maintain the option in good standing, we will need to make the following payments to Minera Holmex S.A. de C.V. no later than the dates provided below:

Payment Due Date	Cash (US$)
August 15, 2006	$10,000
February 15, 2007	$15,000
August 15, 2007	$15,000
February 15, 2008	$20,000
August 15, 2008	$20,000
February 15, 2009	$25,000
August 15, 2009	$25,000
February 15, 2010	$30,000
August 15, 2010	$30,000
February 15, 2011	$305,000
Total Payments	$500,000

The Gavilanes Property is subject to a 3% net smelter royalty in favour of Mr. Modesto Rivas Beltran of Culiacan, Sinaloa, Mexico. There are no provisions in the option whereby we can purchase all or a portion of the smelter royalty from Mr. Modesto Rivas Beltran.

The smelter royalty is payable only from the actual proceeds received by our company from any mint, smelter, refinery or other purchaser from the sale of our ore, metals (including bullion) or concentrates produced from the Gavilanes Property and sold, or proceeds received from an insurer in respect of our mineral products, after deducting certain expenses related to certain costs to our company of the extraction, preparation and sale of our mineral products. The smeter royalty shall be paid to Mr. Modesto Rivas Beltran on a quarterly basis within 45 days of the end of each fiscal quarter.

The following description of the Gavilanes Property is reproduced from a report on the Gavilanes Property entitled “Geology, Mineralization and Proposed Drill Tests At Gavilanes, Durango, Mexico”, revised March 16, 2006 and prepared by Dr. Frederik Warnaars, Victor Hugo Mendoza D, Mario Llano Z, and Othon Colin for Aurelio Resources Inc.

Location and Access

The Gavilanes Property is located approximately 70 km east of Culiacan, near the hamlet of Chiqueritos (see the illustration below) and can be reached by small fixed wing aircraft or a 5 hour drive from Culiacan via Tarmazula.

Road building to possible drill platforms was carried out from in the spring of 2005. This road building has provided access to many rock exposures on both the northern and southern flanks of the Gavilanes ridge. To date, we have completed approximately 4,400 meters of roadway.

Gavilanes Property Overview

The Gavilanes Property consists of mining claims/concessions covering approximately a 100 hectares identified as title number 185397, expediente 321.1/24569 and granted by the Direcion General de Minas and inscribed with number 577, on page 145 of Volume number 251 of the General book of Mining Concessions of the Public Mines register in Mexico City, D.F. In the Map set out below, the area subject to our Option is identified as Los Gavilanes, an area directly south of Chiqueritos village.

Reconnaissance mapping and sampling was completed over an area of about 5 square kilometers from the area near the airport, about 2.5 kilometres north-west of Chiqueitos, to the San Andres area in the south.

Geology

The area near the Gavilanes Property is underlain by a metasedimentary sequence of possible early Mesozoic age rocks consisting of schists, shales, phyllites, quartzites and meta-arkoses that reach low-grade greenschist metamorphism.

The sequence is intruded by fine grained dacite porphyries with variable amounts of biotite and/or hornblende and/or magnetite with different porphyrite textures. Various porphyry intrusions may be present or possibly one intrusive with many local variations. Hydrothermal alterations and surface weathering are often intense and pervasive, so it is difficult at this stage to separate and map the various intrusions or different phases. At one location in the San Andres area, an unaltered porphyry was found. A hornblende concentrate separated from this porphyry was dated by K/Ar method and gave an age of 62.5 million years (early Paleocene). Porphyry intrusions are exposed over an area of two km in a north-south direction and about one km in an east-west direction. To the east and south they are covered by post-mineral volcanics. A weakly mineralized and weakly altered hydrothermal system was dated as a “whole rock” specimen and gave an age of 42.3 million years (mid-Eocene).

An unbrecciated contact of dacite porphyry with various types of metasediments is exposed in the creek west of Chiqueritos village. This contact is diffuse and consists of a hybrid zone with assimilated sediments and contaminated intrusives suggesting a slow process of emplacement.

Strike and dip metasediments to the northeast, north, west and in upper reaches of Arroyo del Oso in the south suggest a doming effect caused by the dacite porphyry complex.

An equigranular medium grained granodiroite is exposed along the road between the airport and Chiqueritos. This is probably part of a batholith exposed further west. It is unmineralized and intrudes the metasediments. A K/Ar age determination of hornblends separated from a granodiorite resulted in an age of 81.2 million years (upper Cretaceous).

Many post mineral felsic and mafic dikes cut the area. Their widths vary between 30 cm to 9 meters and are mostly steeply dipping. At various places, they can be followed over a distance of more than 1,000 meters.

The youngest rocks are Miocene volcanics covering the area to the east and south. They are flat lying and cover the mountains above the 1,200 to 1,300 meter elevation. Part of the prospect may have oxidized prior to the deposition of the volcanic sequence. Oxidized and mineralized porphyries are therefore anticipated to exist below the volcanics to the east. Gavilanes ridge is undergoing at present a second stage of oxidation superimposed on an earlier oxidation stage.

Illustration 1: Location of Gavilanes Property

Exploration Program – Gavilanes Property

The exploration program for our Gavilanes Property will evaluate the mineral potential of mine waste from historic mining operations, together with surface and near surface mineralization, as well as deep mineralization.

Phase I: We conducted a due diligence phase evaluating all the pertinent data in Culiacan, followed by a field visit. This Phase took about six days to complete and improveed our existing information regarding the geology, alteration and gold/silver/molybdenum distribution at the Gavilanes Property. Phase I helped to identify and mark various drill hole locations and plan the initial drilling phase. The total budget for Phase I was $20,000

Phase II. Phase II will be dependent upon the results of Phase I. The Phase II initial drilling program (to 750 meters), together with necessary permitting, aims to test three of the best targets for an economic bulk mineable, open-pittable deposit. Phase II is expected to take up to one month to complete and is budgeted to cost $100,000. The estimated time frame is dependent upon obtaining permitting for access road construction and drill platform construction, experience of the drilling team, rock quality and weather conditions.

Phase III. Phase III will be dependent upon the results of Phase II, and will likely include, together with necessary permitting, a second drilling program of 7 holes to a total depth of 1,750 meters. The estimated cost to complete is $270,000 and should take three to four months to complete.

Table 5: Budget of Gavilanes Property

Phase II	Estimated Cost
Technical Exploration	$80,500
Transportation	$5,000
Lodging and Food	$1,700
Professional Fees and Labour	$10,000
Contingency	$2,800

Property Payment	nil
Phase II Total	$100,000

Phase III	Estimated Cost
Technical Exploration	$192,150
Transportation	$10,000
Lodging and Food	$4,500
Professional Fees and Labour	$18,300
Contingency	$20,050
Property Payment	$25,000
Phase III Total	$270,000

COMPETITION

We are an exploration-stage company engaged in the business of mineral exploration. We compete with other exploration-stage companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration-stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the exploration-stage companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the State of Nevada and the jurisdictions where our properties are located.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

RESEARCH AND DEVELOPMENT

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our mineral properties in Alaska, Arizona, Nevada and Mexico. To date, execution of our business plan has largely focused on acquiring interests in promising mineral properties. We intend to establish a going forward exploration plan.

INTELLECTUAL PROPERTY

We do not have any intellectual property rights.

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements and the related notes. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this current report, particularly in the section entitled “Risk Factors” in this current report.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We were incorporated in the State of Nevada on February 19, 2004 under the name Furio Resources Inc. We are an exploration stage company engaged in the exploration of mineral properties and we may also, from time to time, acquire additional mineral properties to explore. We have focused our efforts since incorporation acquiring mineral properties and carrying out exploration activities on those mineral properties.

We changed our name to Aurelio Resource Corp. effective June 16, 2006 and effected a six and one-half (6.5) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 487,500,000 shares of common stock with a par value of $0.001.

We continue to focus our efforts on the acquisition and exploration of mineral properties. To date, we have not discovered an economically viable mineral deposit on the mineral claims, and there is no assurance that we will discover one. A great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future development is determined.

We have no revenues, have experienced losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Plan of Operations

Our plan of operations for the next twelve months involves implementation of phased exploration programs for our Alaska property, our Hill Copper Property and our Gavilanes Property.

We wish to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of our mineral properties:

Lake Iliamna Property, Alaska:

We plan to repeat certain portions of the induced polarization survey conducted in Phase I in order to gather data before making a decision to move to phase two. The cost to repeat Phase I is budgeted at $35,000 and additional funds will have to be raised in order to conduct this work program planned for the summer of 2006 or summer of 2007.

If warranted by the results of Phase I, we intend to proceed with Phase II of our recommended exploration program. Phase II will consist of detailed follow-up geological mapping and prospecting of the claim area, with grid controlled geochemical and geophysical surveys as required to cover areas of specific interest as identified in phase one. Phase II is intended to identify the geological environment underlying the mineral claims and a detailed mineralization map to scale should be produced. Phase II is estimated to cost $23,000. We will have to raise additional funding in order to conduct the phase two program. If we obtain the necessary financing, we anticipate that phase two would be conducted during the summer of 2007 and would take approximately six weeks to complete.

Hill Copper Property, Arizona

We plan to acquire additional land through negotiations with private landholders and through staking “free” land. We anticipate that the Phase I work program will cost $110,000. We will need to raise additional funds in order to conduct these land acquisitions.

We also plan to conduct a small drill program of approximately 20 to 30 diamond drill holes on our current landholdings to confirm the previously identified resources and to test additional exploration targets with the goal of increasing the resource estimates. We anticipate that this drill program will cost $400,000 and take about seven to eight months to complete. We have budgeted $500,000 for Phase II of the recommended work program. We will need to raise additional funds in order to conduct this work program at our Hill Copper Property.

Gavilanes Property

We plan to make the option payments due August 15, 2006 and February 15, 2007 in order to keep the Gavilanes Option in good standing. These two payments will total US$25,000. We will need to raise additional funds in order to make these option payments.

We plan to implement Phase I work for the Gavilanes Property. We will review and evaluate all the pertinent data available in Culiacan. We will follow-up with a field examination at the Gavilanes Property. Anticipated costs for this Phase I review are $20,000. We will need to raise additional funds in order to perform this review.

We plan to conduct a drilling program to test three of the best ten targets identified at the Gavilanes Property. Our goal is to identify an economic, bulk mineable, open pittable deposit with a total of 750 meters. We anticipate that this drill program will take one month to complete and is estimated to cost $100,000. We will need to raise additional funds in order to conduct this drill program.

If warranted by the results of Phase I and the initial drilling program, we will conduct a Phase II drill program consisting of seven holes for a total of 1,750 meters. We estimate the cost of Phase II to be $270,000 and take three to four months to complete. We will need to raise additional funds in order to conduct the Phase II work program.

General Operating Expenses

We anticipate spending approximately $5,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $60,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, annual mineral claim fees of $2,500 to the State of Alaska, maintaining an office in Littleton, Colorado and maintaining a field office in Culiacan, Mexico, and general office expenses.

The following discussion should be read in conjunction with the pro form financial statements accompanying this Form 8-K. As at February 28, 2006, we had cash reserves of $8,167 and working capital of $2,067. Our cash and working capital will not be sufficient to enable us to pay for the costs of our general and administrative expenses or even allow us to undertake any of the recommended work programs. We will have to raise additional capital in order to pay our anticipated general and administrative expenses. Our ability to complete the next phases of our recommended work programs will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.

During the next twelve-month period, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the next phase of our exploration program. In the absence of such financing, we will not be able to continue exploration of our mineral claims and our business plan will fail. Even if we are successful in obtaining equity financing to fund the next phase of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our mineral claims following the completion of the work program. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claims and our plan of operations

We may consider entering into a joint venture arrangement to provide the required funding to develop the mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. Even if we determined to pursue a joint venture partner, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our mineral claims to the joint venture partner.

Cash Requirements

For the next 12 months we plan to continue to explore for base and precious metals on our Alaska Property, our Hill Copper Property in Arizona, and our Gavilanes Property in Mexico. The budget for exploration and development of these properties is $1,303,000.

We will require additional funds to implement our exploration and development programs. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our exploration program.

In order to proceed with our plans, we plan to raise additional funds by way of private placements of equity securities in our company.

As at February 28, 2006, we had cash reserves of $8,167 and working capital of $2,067. We anticipate that our cash and working capital will only be sufficient to enable us to pay for the costs of our general and administrative expenses for the current month. Accordingly, our ability to complete the our ongoing exploration activities and our next phases of the recommended work programs will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.

During the next twelve-month period, we anticipate that we will not generate any revenue. Therefore, we must obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the next phase of our exploration program. In the absence of such financing, we will not be able to continue exploration of our mineral claims and our business plan will fail. Even if we are successful in obtaining equity financing to fund the next phases of our exploration programs, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our mineral claims following the completion of the work program. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claims and our plan of operations.

We may consider entering into a joint venture arrangement to provide the required funding to develop the mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. Even if we determined to pursue a joint venture partner, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our mineral claims to the joint venture partner.

Liquidity and Capital Resources

At February 28, 2006, we had cash on hand of $8,167 and a working capital deficit of $15,855.

Our total expenditures over the next twelve months are anticipated to be approximately $272,000. Based on our current cash and working capital position, we will require further funding to proceed with exploration of our mineral properties. Our requirements for additional financing are discussed in further detail above under the heading Plan of Operations.

Cash used in exploration stage activities was $43,170 for the nine months ended February 28, 2006, which reflects the costs of our operations for the period, as compared with cash used in exploration stage activities of $21,156 during the nine months ended February 28, 2005.

We have funded our business to date from sales of our common stock. Gross proceeds from the sale of our common shares during the period from inception, on February 19, 2004, through to February 28, 2006, totaled $96,200.

We anticipate continuing to rely on sales of our common shares in order to continue to fund our business operations. Issuances of additional common shares will result in dilution to our existing shareholders. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the mineral claims and our venture will fail.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common shares are currently trading on the OTC Bulletin Board under the symbol AULO. Our common shares commenced trading on the OTC Bulletin Board on November 16, 2004 under the symbol FURR. On June 16, 2006, we changed our name to Aurelio Resources Corporation and effected a six and one-half (6.5) for one (1) forward stock split resulting in a new symbol. All references to trading prices have been adjusted to give retroactive effect to the stock split. The following quotations reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and the low bid prices for our common shares for each quarter are not available from the OTCBB. In order for the OTCBB to report the high and low bid prices for a particular security, there must be three market makers for that security. During the period from the date our common shares were first traded on the OTCBB to the end of our May 31, 2006 fiscal year, there was only one or two market makers for our common stock. As such, the OTCBB has not reported the high or low bid prices for our common shares during the periods. As our common shares did not trade on the OTCBB prior to November 16, 2004, no information is available for periods prior to that date.

Holders of our Common Stock

As of August 21, 2006, there were 23 registered shareholders of our common stock.

Dividends

Since our inception, we have not declared nor paid any cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declarations and payments of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DESCRIPTION OF PROPERTY

We will discontinued the use of our executive offices located at Suite 1802, 888 Pacific Street, Vancouver, British Columbia. We will maintain an executive office in Littleton, Colorado and a field office in Culiacan, Mexico. We believe these spaces are adequate for our current needs and that suitable space will be available to accommodate our future needs. We also own 3 mineral exploration properties in Alaska, Arizona and Mexico. For details on these properties, please see the section entitled “Description of Our Mineral Properties” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our shares of common stock beneficially owned as of August 17, 2006 for: (i) each shareholder we know to be the beneficial owner of 5% or more of our shares of common stock; (ii) each of our executive officers and directors; and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. Except as otherwise noted below, the number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after August 17, 2006. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Dr. Frederik Warnaars (2)(3) 6373 S. Yates Court, Littleton, CO 80123	6,800,000(4)	23.91%
David C. Jonson (2)(5) 3082 S. Wheeling Way #410, Aurora, CO 80014	1,500,000(6)	5.27%
Stephen Doppler (2)(7) 1696 Ajax Lane, Evergreen, CO 80439	500,000	1.76%
Directors and Executive Officers as a Group	8,800,000	30.95%

(1)

Based on 28,436,500 shares of common stock issued and outstanding as of August 17, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	A director of our company.
(3)	The President and Chief Executive Officer of our company.
(4)	800,000 of these common shares are held by International American Resources, Inc., a wholly-owned corporation of Frederik Warnaars.
(5)	The Vice President of Exploration of our company.
(6)	800,000 of these common shares are held by Jonson Management Co., a wholly-owned corporation of David Jonson.
(7)	Chairman of the Board of Directors of our Company.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Dr. Frederik Warnaars	President and Chief Executive Officer and a Director	70	August 17, 2006
David C. Jonson	Vice-President of Exploration and a Director	76	August 17, 2006
Stephen Doppler	Chairman of the Board of Directors and a Director	49	August 17, 2006

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director, executive officer and key employee, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Dr. Frederik Warnaars, President and Chief Executive Officer and a Director

Dr. Warnaars is the President, Chief Executive Officer and a Director of our Company. Dr. Warnaars has accumulated over thirty-one years of experience in geology and the management of exploration and development teams. Since 1993, Dr. Warnaars founded International

American Resources Inc. and Minera Holmex S.A. de C.V. through which Dr. Warnaars was able to acquire exploration properties, and to provide services to various companies including MIM (Australia), Apex Silver Mines Ltd., Queenstake and others. From 1988 to 1993, Dr. Warnaars acted as a senior staff geologist for Cyrus Mineral Company, as well as manager of Cyprus Minera de Honduras, for which he discovered or identified major precious metal and base metal deposits. From 1986 to 1988, Dr. Warnaars was an Associate with Behre Dolbear Riverside & Company where he discovered a new disseminated gold deposit in Ecuador.

From 1976 to 1985, Dr. Warnaars was engaged with Exxon Minerals Company in various roles: senior supervisory geologist and acting general manager with Esso in Papua, New Guinea; senior staff explorationist in New York; supervisory geologist and geology manager at the Loas Bronces Expansion project in Chile; and staff geologist for Esso Eastern inc. in Texas. From 1969 to 1976, Dr. Warnaars was engaged as a geologist with Kennecott Copper Corporation. From 1965 to 1969, Dr. Warnaars was an assistant professor of geochemistry and geophysics at the University of Utrecht, Netherlands.

Dr. Warnaars earned a Doctorate in Petrology from the University of Leyden, Netherlands, in 1967. In addition to being fluent in English, Dr. Warnaars is also fluent in several other languages including Spanish, French, German and Dutch. Since 1966, Dr. Warnaars has also published many articles concerning economic geology.

David C. Jonson, Vice-President of Exploration and a Director

Mr. Jonson is the Vice-President and a director of our Company. Mr. Jonson has amassed over forty-four years of experience as a mining geologist, half of which were spent in management and the other half as a geological consultant. Since 1977, Mr. Jonson has provided consulting services to various clients during which he has made field or office evaluations of over 600 prospects, mines and mining districts and has discovered or identified numerous large, attractive precious and base metal prospects, prepared several bankable feasibility studies, and designing computerized mining models.

From 1974 to 1976, Mr. Jonson acted as Vice President and District Exploration Manager (covering six western states) for Freeport Exploration Co. From 1969 to 1974, Mr. Jonson was engaged as an assistant manager and subsequently as manager (North American operations) for Midwest Oil Corp. From 1956 to 1969, Mr. Jonson acted as a senior geologist and project manager for Climax Molybdenum Co. From 1955 to 1956, Mr. Jonson was employed as a mine geologist for Newmont Mining Corp.

After spending two years with the U.S. Army Corps of Engineers, Mr. Jonson earned a Master of Sciences in Geology from the Colorado School of Mines in 1955. Mr. Jonson is a Fellow with the Society of Economic Geologists.

Stephen Doppler, Chairman of the Board of Directors and a Director

Mr. Doppler is the Chairman and a director of our Company. Mr. Doppler has worked in the mining industry for nearly 20 years. Since 1999, Mr. Doppler has acted as the managing director of Doppler & Associates of Colorado, a consulting firm specializing in reverse takeovers and other corporate transactions involving OTC-BB companies. From 1996 to 1999, Mr. Doppler acted as President, CEO and Chairman of Adamas Resources Corp., a junior resource company listed on the TSX Venture Exchange, where he designed and successfully implemented a turn around strategy for the company. From 1994 to 1996, Mr. Doppler has provided advisory services in the area of mergers and acquisitions to international mining companies. From 1979 to 1994, Mr. Doppler provided consulting services in the resource sector, including assessing the fair market value of a Venezuelan firm’s international subsidiaries, designing a long range strategic plan for the creation of a leading zinc producer, and preparing fair market evaluations, appraisals and optimization studies for development stage and operating stage companies with copper, gold and silver projects.

Mr. Doppler earned a Master of Sciences in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts (Geology) and a Bachelor of Arts (Economics) from Bates College in Maine.

Committees of the Board

We do not have any committees of our board.

Family Relationships

None of our directors, executive officers, future directors, 5% shareholders, or any members of the immediate families of the foregoing persons have been indebted to us during the last fiscal year or the current fiscal year in an amount exceeding $60,000.

None of the current directors or officers of our company are related by blood or marriage.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;
(b)	any proposed director of officer of our company;
(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws):

Shares Subscriptions in Aurelio Resources Inc.

During the period from inception of Aurelio Resources Inc. to February 28, 2006, Aurelio Resources Inc accepted subscriptions for 2,250,000 shares of its common stock in exchange for certain mineral rights. The following table shows who subscribed for these shares on February 28, 2006:

Shareholder	Number of Shares	Property Vended In
Fred Warnaars	350,000	Gavilanes Property Option
International American Resources, Inc.	400,000	Gavilanes Property Option
David Jonson	350,000	MAN claims, Hill Copper Property
Jonson Management	400,000	MAN claims, Hill Copper Property
Stephen Doppler	250,000	Urania Property, Nevada
Salzbury Holdings Inc.	500,000	Urania Property, Nevada
Total	2,250,000

On May 2, 2006, Aurelio Resources Inc. accepted subscriptions for another 2,250,000 of its common stock in exchange for certain mineral rights. The following table shows who subscribed for these shares on May 2, 2006:

Shareholder	Number of Shares	Property Vended In
Fred Warnaars	350,000	Gavilanes Property Option
International American Resources, Inc.	400,000	Gavilanes Property Option
David Jonson	350,000	MAN claims, Hill Copper Property
Jonson Management	400,000	MAN claims, Hill Copper Property
Stephen Doppler	250,000	Urania Property, Nevada
Salzbury Holdings Inc.	500,000	Urania Property, Nevada
Total	2,250,000

Of these subscriptions for shares of common stock listed above, certain subscriptions for an aggregate of 1,500,000 shares of common stock was accepted in exchange for a quitclaim deed to uranium mining property in Nevada. Because the related party did not have legal rights to the deeds, he reduced his subscriptions to 500,000 shares of Aurelio Resources Inc. common stock.

Aurelio Resources Inc. later mistakenly reimbursed this related party $10,320 for filing fees related to the Nevada property. This related party has repaid the $10,320 to Aurelio Resources Inc.

On August 26, 2005, Aurelio Resources Inc. acquired from Minera Holmex S.A. de C.V. an option to acquire a 100% interest in 3 mining claims/concessions covering approximately 100 hectares in Durango, Mexico. Minera Holmex S.A. de C.V. is a company wholly-owned by Dr. Frederik Warnaars. In consideration for the option, Aurelio Resources Inc. paid Minera Holmex an amount equal to the taxes in arrears for the years 2001 and 2002 and the aggregate sum of P$63,536 Mexican Pesos plus late payment penalties (approximately US$6,100). Aurelio Resources Inc. also paid the sum of US$5,000 to Minera Holmex S.A. de C.V. as of February 1, 2006 in accordance with the option’s provisions. To maintain the option in good standing, we will need to make the following payments to Minera Holmex S.A. de C.V. The payment schedule can be found under the heading “Description of Our Mineral Properties” above.

On July 28, 2006, Aurelio Resources Inc. issued 5,300,000 shares of its common stock to Dr. Frederik Warnaars at the price of $0.001 per share for an aggregate of $5,300 in cash and services rendered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

To the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We reimburse our directors for expenses incurred in connection with attending board meetings, but did not pay directors’ fees or other cash compensation for services rendered as a director in the periods ended May 31, 2006 and 2005. No compensation of any kind has been paid, or is payable, to any of our executive officers in the periods ended May 31, 2006 and 2005.

Since our inception, we have not granted any stock options, long-term incentive plans, or stock appreciation rights.

We have no standard or other arrangements for compensating directors for their service in their capacity as directors, or for committee participation or special assignments.

We have entered into any employment or consulting agreement with Dr. Frederik Warnaars, David C. Jonson and Stephen Doppler, upon the closing of the transactions contemplated by the share purchase agreement.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers, except that stock options may be granted at the discretion of our board of directors in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

Item 9.01.	Financial Statements and Exhibits.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements are included in this current report:

(a) Annual Financial Statements of Aurelio Resources Inc. for the period from inception (August 17, 2005) to February 28, 2006 (Audited).

Independent Auditor’s Report, dated July 28, 2006.

Balance Sheet as at February 28, 2006.

Statements of Operations from inception (August 17, 2005) to February 28, 2006.

Statements of Cash Flow from inception (august 17, 2005) to February 28, 2006.

Statement of Stockholders’ Equity (Deficit) from inception (August 17, 2005) to February 28, 2006).

Notes to Financial Statements.

(b) Pro forma Financial Statements for Aurelio Resource Corp. (Unaudited).

Pro Forma Combined Condensed Consolidated Balance Sheet as at February 28, 2006.

Pro Forma Combined Condensed Consolidated Statement of Operations for the nine-month period ended February 28, 2006.

Notes to the Pro Forma Combined Condensed Consolidated Financial Information.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Aurelio Resources Inc.

We have audited the accompanying consolidated balance sheets of Aurelio Resources Inc. as of February 28, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (August 17, 2005) to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Aurelio Resources Inc. as of February 28, 2006 and the results of operations and cash flows for the period from inception (August 17, 2005) to February 28, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $188,778 as of February 28, 2006. At February 28, 2006, current liabilities exceeded current assets by $54,284 and total liabilities exceeded total assets by $53,960. These factors, and others discussed in Note 2, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ Mason Russell West, LLC

Littleton, CO

July 28, 2006

Aurelio Resources, Inc.

(an Exploration Stage Company)

Consolidated Balance Sheet

As of February 28, 2006

February 28,
2006
ASSETS
Current Assets
Cash and cash equivalents	$115
Due from related party	10,230
Deferred tax asset, less valuation allowance of $66,072	-
Total Current Assets	10,345
Property and Equipment (Note 3)	225
TOTAL ASSETS	$10,570
LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$ 8,120
Accounts payable related parties	47,079
Credit cards payable	1,381
Due to related parties	7,950
Total Current Liabilities	64,530
Commitments and Contingencies (Note 8)
Stockholders' Equity
Share subscriptions (Note 9)	134,818
Common Stock, no par value, 10,000 shares authorized	-
nil issued and outstanding
Deficit accumulated during the exploration stage	(188,778)
Total Stockholders' Equity (Deficit)	(53,960)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$10,570

The accompanying notes are an integral part of these financial statements.

Aurelio Resources, Inc.

(an Exploration Stage Company)

Consolidated Statement of Operations

Cumulative
Amounts
from
Inception
(August 17,
2005) to
February 28,
2006
Expenses
Mineral Property Expenditures	$160,021
Office Expenses	8,389
Travel	5,221
Legal and Professional Fees	12,130
Filing Fees	2,205
Bank Service Charges	718
Depreciation Expense	56
Property Tax Expense	38
Total operating expenses	188,778
Operating loss before income taxes	(188,778)
Provision for income taxes	-
Net Loss	($188,778)
Basic and diluted net loss per share	($0.00)
Weighted average number of shares of common stock outstanding	-

The accompanying notes are an integral part of these financial statements.

Aurelio Resources, Inc.

(an Exploration Stage Company)

Consolidated Statement of Stockholders' Equity (Deficit)

From August 17, 2005 (date of inception) to February 28, 2006

						Deficit
					Accumulated	Accumulated	Total
				Additional	Other	During	Stockholder’s
	Share	Common Stock		Paid-In	Comprehensive	Development	Equity/
	Subscriptions	Shares	Amount	Capital	Loss	Stage	(Deficit)
Balance - August 17, 2005 (date of Inception)	$ -	-	$ -	$ -	$ -	$ -	$ -
Stock for mining claims, September, 2005	84,818	-	-	-	-	-	84,818
Issuance of stock for cash at $.10 per share, October, 2005	50,000	-	-	-	-	-	50,000
Net loss for the period	-	-	-	-	-	(188,778)	(188,778)
Balance, February 28, 2006	$134,818	-	$ -	$ -	$ -	($188,778)	($53,960)

The accompanying notes are an integral part of these financial statements.

Aurelio Resources, Inc.

(An Exploration Stage Company) Statement of Cash Flows

Consolidated Cash Flows from operating activities

Cumulative amounts from inception (August 17, 2005) to February 28, 2006
Net Loss	($188,778)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expense	56
Share subscriptions issued for mineral expenditures	84,818
Changes in assets and liabilities:
Increase in accounts payable	8,120
Increase in credit cards payable	1,381
Decrease in related party receivable	(10,230)
Increase in advances due to related party	7,950
Increase in related party payables	47,079
Net cash used in operating activities	(49,604)
Cash Flows from Investing Activities
Purchase of office equipment	(281)
Net Cash Flows from Investing Activities	(281)
Cash Flows from financing activities
Proceeds from sale of share subscriptions	50,000
Net cash flows from financing activities	50,000
Change in cash and cash equivalents for period	115
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$115
Cash paid during the period for interest	$ -
Cash paid during the period for income taxes	$ -
Non-cash Investing and Financing Activities:
Share subscriptions issued for mineral expenditures	$84,818

The accompanying notes are an integral part of these financial statements.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

1.	HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on August 17, 2005, under the Laws of the State of Colorado and is in the business of exploring mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. Therefore, the Company has not reached the development stage and is considered to be an exploration stage company as defined by Statement on Financial Accounting Standard ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business plan is to acquire, explore and develop mineral properties, and ultimately seek earnings by exploiting mineral claims. Refer to Note 4 for mineral claims being acquired through stock issuance and other means.

The recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the exploration and upon future profitable production.

2.	GOING CONCERN

These financial statements have been prepared with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the sale of common stock. Continued operations of the Company are dependent on the Company's ability to complete additional equity financing or generate profitable operations in the future. Management's plan is to secure additional funds through equity financing. Such financings may not be available or may not be available on reasonable terms.

3.	SIGNIFICANT ACCOUNTING POLICIES

Certain significant accounting policies adopted by the Company are as follows:

Basis of presentation

These financial statements and related notes are prepared in conformity with accounting principles generally accepted in the United States and are expressed in US dollars. The Company's fiscal year-end is May 31.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Mineral properties

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred.

Property and equipment

Property and equipment consists of office equipment, which is recorded at cost and depreciated over its useful life of five years on a straight-line basis.

The Company has the capitalized the following equipment as of February 28, 2006:

Office Equipment	$281
Less: Accumulated Depreciation	56
Net Carrying Value	$225

The Company recognized $56 in depreciation expense in the period ending February 28, 2006.

Environmental requirements

At the report date, environmental requirements related to mineral claims acquired are unknown and therefore an estimate of any future cost cannot be made.

Foreign currency translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denomination transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefits) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net loss per share

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic net loss per share) and potentially dilutive shares of common stock. Diluted net loss per share is not presented separately from net loss per share since there are no potentially dilutive shares of common stock outstanding.

Recent Accounting Pronouncements

The adoption of these new pronouncements are not expected to have a material effect on the Company's financial position or results of operations.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Corrections" a replacement of APB Opinion No. 20 and FASB No. 3. The statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS 153 is effective for nonmonetary asset exchanges beginning in our first quarter of fiscal 2006.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment. SFAS 123(R) will require compensation costs related to share-based compensation transactions to be recognized in the financial statements (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments measured. Compensation costs will be recognized over the period that an employee provides service based on the award.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

Basis of Consolidation

The consolidated financial statements include the accounts and records of the Company and its majority-controlled subsidiary, Minera Milenium SA de CV. All significant intercompany accounts and transactions have been eliminated. The Company does not have any special purpose entities.

The following is a listing of the Company's subsidiaries and its ownership interests:

	Minera Milenium SA de CV	98.0%
4.	MINERAL PROPERTIES

The Company has been in the exploration stage since its formation in August, 2005 and has not realized any revenues from its planned operations.

During the period from inception (August 17, 2005) to February 28, 2006, the Company acquired an interest and rights to various mineral exploration properties in Arizona and Mexico. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop the property are capitalized. As the properties do not contain any known proven reserves, the acquisition costs were expensed during the respective period.

5.	RELATED PARTY TRANSACTIONS

During the period from inception (August 17, 2005) to February 28, 2006 the Company issued share subscriptions for 2,250,000 shares of its common stock to officers and directors of the Company (with share subscriptions for an additional 2,250,000 shares issued on May 2, 2006) in exchange for certain mineral rights. This transaction was in the normal course of operations and was measured at the cost to the related parties.

Of the 2,250,000 share subscription referenced above, a related party received share subscriptions for 750,000 shares in exchange for a quitclaim deed to uranium mining property in Nevada and received a further 750,000 share subscription on May 2, 2006, subsequent to the period ending February 28, 2006. At the time of transfer, this related party did not have legal rights to the deeds. Subsequent to the balance sheet date, this shareholder returned share subscriptions for 1,000,000 shares, leaving them with a balance of 500,000 share subscriptions. In addition, this shareholder requested reimbursement of $10,230 for filing fees related to this property. These fees were paid by the Company. However, the Company now believes that this payment was in error and believes that this related party has a duty to reimburse the Company for this expenditure. A receivable from this related party has been recorded on the financial statements. This receivable was paid subsequent to February 28, 2006.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

The Company owes its shareholders $55,029 in trade payables and advances to the Company as of February 28, 2006. In addition, the statement of operations reflects $120,951 in costs paid to related parties. This includes reimbursement for office expenses and mineral development costs, including those mineral development costs incurred with respect to the issuance of common shares.

6.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

7.	SEGMENT INFORMATION

The Company operates in two reportable segments, these being the exploration of copper and gold mining properties.

8.	COMMITMENTS AND CONTINGENCIES

On September 1, 2005 the Company signed a one-year lease for office space for $281 per month. The remaining balance of rent due under this lease after February 28, 2006 is $1,686.

9.	STOCKHOLDERS' EQUITY

On September 7, 2005 the Company issued share subscriptions for 750,000 shares in exchange for mineral property rights in Nevada. These rights were subsequently determined to be invalid. 500,000 of these share subscriptions have been subsequently returned to the Company.

On September 7, 2005 the Company issued share subscriptions for 750,000 shares at a fair value of $.0117 per share in exchange for mineral property rights in Arizona.

On September 7, 2005, the Company issued share subscriptions for 750,000 shares at a fair value of $.1014 per share in exchange for a mining option agreement in Mexico. The options were for a gold mining property in Durango, Mexico.

On October 30, 2005 the Company issued share subscriptions for 500,000 shares of no par value stock in exchange for $50,000 in cash.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

10.	INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

February 28,
2006
Net loss	$(188,778)
Statutory rate	35%
Deferred tax asset	66,072
Valuation Allowance	(66,072)
Net deferred tax asset	0

The Company has net operating loss carryforwards of approximately $188,778 available for deduction against future years' taxable income. The valuation allowance was $66,072 at February 28, 2006, since the realization of the net operating loss carryforwards are doubtful. It is reasonably possible that the Company's estimate of the valuation allowance will change. The operating loss carryfowards will expire in 2026.

11.	BUSINESS COMBINATION

The Company is a 98% shareholder in a Mexican Corporation, Minera Milenium SA de CV. In 2004, a current shareholder acquired option agreements for the Mexican mining property. These mining claims were transferred by the shareholder to the Company in 2005 in exchange for stock in the Company. In October, 2005, the Company acquired 98% of Minera Milenium. It was at this time that the options were transferred from the Company into Minera Milenium. Minera Milenium had no operations prior to August, 2005.

12.	SUBSEQUENT EVENTS

A purchase agreement for a potential copper mining facility in Arizona was signed on May 17, 2006. The Company secured the purchase with a $10,000 deposit, based on the results of an environmental audit. The purchase price of $1,200,000 will be secured with a note payable, with the first payment of $240,000 due on August 17, 2006, interest of 6% due on the remaining balance of $950,000, with the outstanding balance due on August 17, 2010.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

In addition, the Company will owe option payments on an option agreement between the Company's Mexican subsidiary and the mining property owner. Option payments and amounts will be due as follows:

Date	Amount Due
August 15, 2006	$10,000
February 15, 2007	15,000
August 15, 2007	15,000
February 15, 2008	20,000
August 15, 2008	20,000
February 15, 2009	25,000
August 15, 2009	25,000
February 15, 2010	30,000
August 15, 2010	30,000

A balloon payment of $305,000 is due on the 15th of February, 2011.

On April 27, 2006 (and amended on June 9, 2006, July 13, 2006 and July 21, 2006), the Company entered into an agreement with Aurelio Resources Corporation (formerly Furio Resources, Inc.)("Aurelio Corp."), whereby Aurelio Corp. would acquire all the shares of the Company in consideration of issuing a total of 10,000,000 common shares of its common restricted stock to the Company's shareholders. Aurelio Corp. is a public corporation which has an interest and rights to a mineral exploration property in Alaska. The acquisition is scheduled to complete on or about August 2, 2006. The proposed transaction is subject to the completion of a mutual due diligent review, the execution of formal agreements in form and substance satisfactory to both parties, and satisfaction of conditions in keeping with commercial transactions of this type.

On May 2, 2006, the Company issued share subscriptions for an additional 750,000 shares to each of its three major shareholders as further consideration for mineral rights previously transferred. The rights to one of the mineral properties were subsequently determined to be invalid and 500,000 of these share subscriptions and 500,000 share subscriptions issued during the period ended February 28, 2006, have been returned to the Company.

On May 8, 2006 the Company received a loan of $53,000. The loan was received from prospective shareholders and will either be deducted from the potential shareholders' investment at the time of financing or returned without interest.

On May 26, 2006 the Company issued share subscriptions for 200,000 of its shares to a shareholder in exchange for deeds of trust on a mineral property located in Arizona. The property has potentially large reserves of near-surface copper values. The shareholder will also receive warrants to purchase 50,000 shares, such options to be issued upon the successful merger of the Company with Aurelio Corp. This grant of 50,000 stock warrants is contingent on the establishment of the Aurelio Resources Corp. Stock Option Plan.

Aurelio Resources, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

February 28, 2006

On July 27, 2006 the Company increased the authorized number of common stock from 10,000 to 100,000,000 and authorized 30,000,000 shares of preferred stock, each with a par value of $0.001.

On July 28, 2006, and as a result of the increase in the authorized common stock, the Company approved and ratified the share subscriptions received since incorporation and issued 4,700,000 common stock.

On July 28, 2006, the Company issued 5,300,000 common stock to an officer and director of the Company in exchange for $5,300 in cash and services rendered. On the issuance of the 5,300,000 shares, the Company has 10,000,000 common stock issued and nil preferred stock issued.

AURELIO RESOURCE CORPORATION
(formerly FURIO RESOURCES INC.)
(An Exploration Stage Company)

PRO-FORMA FINANCIAL STATEMENTS
(Unaudited)
February 28, 2006
AURELIO RESOURCE CORPORATION
(formerly Furio Resources Inc.)
(An Exploration Stage Company)

PRO-FORMA FINANCIAL STATEMENTS

In August 2006, Aurelio Resource Corporation, a Nevada Corporation (formerly Furio Resources Inc.) (“Aurelio Nevada”) consummated a share purchase agreement with Aurelio Resources Inc., a Colorado Corporation (“Aurelio Colorado”) for the purchase of all of the shares of Aurelio Colorado (the “Agreement”). Under the terms of the Agreement, Aurelio Colorado shareholders received an aggregate of 10,000,000 shares of Aurelio Nevada’s common stock in exchange for all of the shares of Aurelio Colorado. In addition, Paul Fong and Patrick McGrath cancelled 12,965,000 shares of Aurelio Nevada’s common stock already issued and outstanding in conjunction with the closing of the Agreement.

The following unaudited pro-forma balance sheet as of February 28, 2006, and the unaudited pro-forma statement of operations and comprehensive loss for the period ended February 28, 2006 (the “Pro-forma Financial Statements”) of Aurelio Nevada give effect to the consummation of the share acquisition. The unaudited pro-forma balance sheet has been prepared as if the acquisition had been consummated on February 28, 2006. The unaudited pro-forma statement of operations and comprehensive loss have been prepared as if the acquisition has been consummated as of the beginning of the period reported.

The Pro-forma Financial Statements have been prepared by Aurelio Nevada based upon the historical financial statements of Aurelio Nevada and Auerlio Colorado and based upon certain assumptions and adjustments that are described more fully in the accompanying notes. These Pro-forma Financial Statements have been prepared for informational purposes only and do not purport to be indicative of the results that actually would have occurred if the transactions had been completed on the dates indicated or of the results which may be obtained in the future. The Pro-forma Financial statements should be read in conjunction with the financial statements and notes thereto of Aurelio Nevada filed with the SEC on March 28, 2006 and Aurelio Colorado in this Form 8-K.

Aurelio Resource Corporation

(formerly Furio Resources Inc.)

As at February 28, 2006

(An Exploration Stage Company)

Pro-Forma Balance Sheet

(Unaudited)

	Aurelio
	Resource Corporation (formerly Furio Resources Inc.)	Aurelio Resources Inc. (Colorado Corporation)	Pro-Forma Adjustments (Notes 1 and 4)	Pro-Forma
ASSETS

Current Assets
Cash and cash equivalents	$ 8,167	$ 115	$ -	$ 8,282
Due from related party	-	10,230	-	10,230
Deferred tax asset, less valuation allowance	-	-	-	-
Total Current Assets	8,167	10,345		18,512
Property, plant and equipment	-	225	-	225
Total Assets	$ 8,167	$ 10,570		$ 18,737
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$ 6,100	$ 8,120	$ -	$ 14,220
Accounts payable to related parties	-	47,079	-	47,079
Credit cards payable	-	1,381	-	1,381
Due to relates parties	-	7,950	-	7,950
Total Current Liabilities	6,100	64,530		70,630

Stockholders’ Equity (Deficit)
Share subscriptions	-	134,818	(134,818)	-
Common stock	31,402	-	10,000	28,437
			(12,965)
Additional paid-in capital	64,798	-	124,818	202,581
			12,965
Deficit accumulated during the exploration stage	(94,133)	(188,778)	-	(282,911)

Total Stockholders’ Equity (Deficit)	2,067	(53,960)		(51,893)
Total Liabilities and Stockholders’ Equity (Deficit)	$ 8,167	$ 10,570		$ 18,737

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

Aurelio Resource Corporation

(formerly Furio Resources Inc.)

(An Exploration Stage Company)

Pro-Forma Statement of Operations and Comprehensive Loss

(Unaudited)

0.

	Aurelio Resource Corporation (formerly Furio Resources Inc.) Nine-month period ended February 28, 2006	Aurelio Resources Inc. (Colorado Corporation) Cumulative Amounts from Inception (August 17, 2005) to February 28, 2006	Pro-Forma
EXPENSES
Bank charges	$ 113	718	$ 831
Depreciation	-	56	56
Mineral property expenditures	6,429	160,021	166,450
Office expenses	22	8,389	8,411
Professional and filing fees	11,764	14,335	26,099
Property tax	-	38	38
Transfer agent	500	-	500
Travel	-	5,221	5,221

Loss before income taxes	(18,828)	(188,778)	(207,606)
Provision for income taxes	-	-	-
Net loss	$ (18,828)	$ (188,778)	$ (207,606)
Basic and diluted net loss per share
			$ (0.01)
Weighted average number of shares of common stock outstanding
			31,390,639

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

Aurelio Resource Corporation

(formerly Furio Resources Inc.)

(An Exploration Stage Company)

Notes to the Pro-Forma Financial Statements

February 28, 2006

(Unaudited)

1.	BASIS OF PRESENTATION

The unaudited pro-forma balance sheet as of February 28, 2006, and the pro-forma statement of operations for the period ended February 28, 2006 (the “Pro-forma Financial Statements”) of Aurelio Resource Corporation, a Nevada Corporation (formerly Furio Resources Inc.) (“Aurelio Nevada”) are based on the audited financial statements of Aurelio Resources Inc., a Colorado Corporation (“Aurelio Colorado”) as of February 28, 2006 and the unaudited financial statements of Aurelio Nevada as of February 28, 2006.

In August 2006, Aurelio Nevada consummated the acquisition of all of the shares of Aurelio Colorado in exchange for an aggregate of 10,000,000 shares of Aurelio Nevada’s common stock. In addition, Paul Fong and Patrick McGrath cancelled 12,965,000 shares of Aurelio Nevada’s common stock already issued and outstanding in conjunction with the closing of the Share Purchase Agreement.

This transaction has been treated as a share purchase. The historical financial information included in the pro-forma statement of operations is that of Aurelio Nevada and Aurelio Colorado.

There were no intercompany balances during the periods presented. All intercompany transactions have been eliminated.

2.	NATURE OF OPERATIONS

Aurelio Nevada was incorporated on February 19, 2004 under the Laws of the State of Nevada and has twenty-five mineral claims in Alaska.

Aurelio Colorado was incorporated on August 17, 2005 under the laws of the State of Colorado and has an interest and rights to various mineral exploration properties in Arizona and Mexico.

3.	COMMON STOCK

Aurelio Nevada’s articles of incorporation allow it to issue up to 487,500,000 shares of common stock, par value $0.001. As of July 31, 2006, but prior to consummating the acquisition of Aurelio Colorado, Aurelio Nevada had 31,401,500 shares of common stock outstanding, after adjusting for a six and a half-for-one forward stock split which occurred prior to the transaction. The balance sheet of Aurelio Nevada gives retro-active effective to the stock split as if it occurred on February 28, 2006. If the transaction had taken place as of February 28, 2006, the number and issued outstanding shares would be as follows:

	Shares outstanding at February 28, 2006	31,401,500
	Shares cancelled by founders of Aurelio Nevada	(12,965,000)
	Shares issued for acquisition of all the shares of Aurelio Colorado	10,000,000

	Pro-forma shares outstanding as of February 28, 2006	28,436,500
4.	PRO-FORMA ADJUSTMENTS

The unaudited pro-forma financial statements have been presented assuming the transaction occurred on February 28, 2006 and gives effect to the following:

(a)

To record the issuance of 10,000,000 shares of Aurelio Nevada’s common stock to Aurelio Colorado shareholders at historical cost of $134,818. The $10,000 represents the par value of $0.001 per share for the 10,000,000 consideration shares and the balance of $124,818 is allocated to additional paid in capital.

(b)	To record the cancellation of 12,965,000 founder shares at par value of $12,965.

Aurelio Resource Corporation

(formerly Furio Resources Inc.)

(An Exploration Stage Company)

Notes to the Pro-Forma Financial Statements

February 28, 2006

(Unaudited)

5.	PRO-FORMA LOSS PER SHARE

Pro-forma loss per share has been calculated using the historical weighted average number of shares of Aurelio Nevada previously reported as outstanding since the beginning of the period and amended as if the pro-forma common shares of Aurelio Nevada issued pursuant to the share acquisition and the cancellation of founder shares of Aurelio Nevada had taken place as of February 28, 2006.

Exhibits

10.1	Share Purchase Agreement between Furio Resources Inc. and Aurelio Resources Inc. dated April 27, 2006. (Incorporated by reference from our current report on Form 8-K filed on May 2, 2006).

10.2

Letter Agreement dated June 9, 2006 Amending the Share Purchase Agreement between Furio Resources Inc. and Aurelio Resources Inc. dated April 27, 2006. (Incorporated by reference from our current report on Form 8-K filed on June 15, 2006).

10.3

Letter Agreement dated July 13, 2006 Further Amending the Share Purchase Agreement between Furio Resources Inc. and Aurelio Resources Inc. dated April 27, 2006. (Incorporated by reference from our current report on Form 8-K filed on July 17, 2006).

10.4

Letter Agreement dated July 21, 2006 Amending the Share Purchase Agreement between Furio Resources Inc. and Aurelio Resources Inc. dated April 27, 2006. (Incorporated by reference from our current report on Form 8-K filed on July 31, 2006).

10.5	Employment Agreement between Aurelio Resource Corp. and Dr. Frederik Warnaars dated August 9, 2006.

10.6	Employment Agreement between Aurelio Resource Corp. and David C. Jonson dated August 9, 2006.

10.7	Employment Agreement between Aurelio Resource Corp. and Stephen Doppler dated August 9, 2006.

21.1	Aurelio Resources Inc., a Colorado corporation. Minera Milenium S.A. de C.V., a Mexican corporation.

23.1	Consent of Mason Russell West LLC, Independent Registered Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURELIO RESOURCE CORPORATION

By:	/s/ Frederik Warnaars

Dr. Frederik Warnaars

Chief Executive Officer and Director

Date: August 22, 2006